As filed with the Securities and Exchange Commission on November 30, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIMBLE NAVIGATION LIMITED

(Exact Name of Registrant as Specified in Its Charter)

California	94-2802192
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

935 Stewart Drive

Sunnyvale, California 94085

(Address of Principal Executive Offices, Including Zip Code)

Trimble Navigation Limited Savings and Retirement Plan

(Full Title of the Plan)

Copy to:

James A. Kirkland Vice President, General Counsel Trimble Navigation Limited 935 Stewart Drive Sunnyvale, California 94085 (Name and Address of Agent For Service)	Thomas J. Ivey Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Suite 1100 Palo Alto, California 94301

(408) 481-8000 (Telephone Number, including Area Code, of Agent For Service)	(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filers, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value, to be issued under the Trimble Navigation Limited Savings and Retirement Plan (1)	500,000	$22.40	$11,200,000	$1,127.84

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Trimble Navigation Limited Savings and Retirement Plan (the “401(k) Plan”).
(2)	In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares of Common Stock being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low sale prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on November 24, 2015.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 500,000 shares under the Trimble Navigation Limited Savings and Retirement Plan. Pursuant to such Instruction E, the contents of the Registrant’s Forms S-8, on Registration Statement No. 33-39647 filed with the Commission on April 2, 1991, Registration Statement No. 33-45167 filed with the Commission on January 21, 1992, Registration Statement No. 33-46719 filed with the Commission on April 1, 1992, Registration Statement No. 33-50944 filed with the Commission on August 17, 1992, and Registration Statement No. 33-84362 filed with the Commission on September 23, 1994 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(a)	The Registrant’s Annual Report on Form 10-K, for the fiscal year ended January 2, 2015, filed on February 24, 2015;

(b)	The Registrant’s Current Reports on Form 8-K, filed on March 25, 2015, May 11, 2015, and August 14, 2015, except any report or portion of a report that is not deemed filed shall not be incorporated by reference into this Registration Statement;

(c)	The Registrant’s Quarterly Reports on Form 10-Q, for the quarter ended April 3, 2015, filed on May 11, 2015, for the quarter ended July 3, 2015, filed on August 11, 2015, and for the quarter ended October 2, 2015, filed on November 9, 2015;

(d)	To the extent incorporated by reference in the Annual Report on Form 10-K, for the fiscal year ended January 2, 2015, the Registrant’s Definitive Proxy Statement on Form DEF 14A, filed on March 24, 2015; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on June 15, 1990, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 317 of the California General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. The Registrant’s bylaws provide that the Registrant will indemnify the Registrant’s directors and officers and may indemnify the Registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by California law. The Registrant is also empowered under its bylaws to enter into indemnification agreements with the Registrant’s directors and officers and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of the Registrant’s current directors and executive officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law. In addition, the Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1	Trimble Navigation Limited Savings and Retirement Plan.

5.1	Omitted as inapplicable pursuant to Item 8 of Form S-8, which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities.

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page).

Item 9. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4.	The undersigned Registrant hereby undertakes that, for purposes of conforming to the requirements of this registration statement and Item 601 of Regulation S-K, registrant has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has or will make all changes required by the IRS in order to qualify the 401(k) Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 30th day of November 2015.

TRIMBLE NAVIGATION LIMITED

By:	/s/ Steven W. Berglund
Name:	Steven W. Berglund
Title:	President and Chief Executive Officer

The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 30th day of November 2015.

TRIMBLE NAVIGATION LIMITED SAVINGS AND RETIREMENT PLAN

By:	/s/ Steven W. Berglund
Name:	Steven W. Berglund
Title:	President and Chief Executive Officer
Trimble Navigation Limited

On behalf of the administrator of the Trimble Navigation Limited Savings and Retirement Plan

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven W. Berglund and François Delépine, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven W. Berglund Steven W. Berglund	President, Chief Executive Officer & Director (Principal Executive Officer)	November 30, 2015

/s/ François Delépine François Delépine	Chief Financial Officer (Principal Financial Officer)	November 30, 2015

/s/ Julie A. Shepard Julie A. Shepard	Vice President, Finance (Principal Accounting Officer)	November 30, 2015

/s/ Merit E. Janow Merit E. Janow	Director	November 30, 2015

/s/ Ulf J. Johansson Ulf J. Johansson	Chairman of the Board, Director	November 30, 2015

/s/ Mark S. Peek Mark S. Peek	Director	November 30, 2015

/s/ Ronald S. Nersesian Ronald S. Nersesian	Director	November 30, 2015

/s/ Nickolas W. Vande Steeg Nickolas W. Vande Steeg	Director	November 30, 2015

/s/ Börje Ekholm Börje Ekholm	Director	November 30, 2015

/s/ Kaigham (Ken) Gabriel Kaigham (Ken) Gabriel	Director	November 30, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Trimble Navigation Limited Savings and Retirement Plan.

5.1	Omitted as inapplicable pursuant to Item 8 of Form S-8, which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities.

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page).